EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated November 24, 2015, with respect to the financial statements of Advisors Disciplined Trust 1088, comprising Advisors Corporate Trust, High Yield Bond Portfolio, Series 2013-August - A Hartford Investment Management Company ("HIMCO") Portfolio contained in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-189156) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        /s/ Grant Thornton LLP

Chicago, Illinois
November 24, 2015


















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